UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Global Business Travel Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The below questions and answers were posted on the internal employee website of Global Business Travel Group, Inc. on May 21, 2026:

Q: How does this transaction affect my pay and benefits?

A: We will continue to operate as an independent public company until the closing of the transaction and will continue to operate under our current compensation and benefits programs and initiatives. During the 12-month period following the close of the transaction, Long Lake has committed to maintaining the base salaries (or wage rates) and short-term cash incentive opportunities that are in place before closing, to provide severance and termination benefits that are no less favorable than those that would currently apply to you, and to generally provide other employee benefits (with certain exceptions) at levels that are substantially comparable in the aggregate to those in effect before closing.

Q: What happens to my unvested RSUs in GBTG?

A: All Restricted Stock Units in Global Business Travel Group, Inc. (RSUs) held by employees will be accelerated at the closing of the transaction, and you will receive a cash amount equal to the transaction price (i.e., $9.50/share), less applicable taxes, withholdings and deductions.

Q: Can I trade Amex GBT stock now?

A: Yes, as long as you comply with our Insider Trading Policy and are not in possession of material non-public information (MNPI). If you are a colleague who has been involved in the pending transaction with Long Lake, or need help evaluating whether or not you have MNPI regarding Amex GBT, please reach out to ***.

Q: What happens if Amex GBT goes private (i.e. is no longer a publicly traded company) before the current ESPP period finishes?

A: If the transaction closes before the end of the current ESPP purchase period, then five calendar days prior to the closing date, your accumulated contributions (if any) as of that date will be used to buy Amex GBT shares on that date, and the Amex GBT shares purchased on that date will be cancelled at the closing and converted into the right to receive a cash amount equal to the per-share transaction price (i.e., $9.50/share).

Cautionary Statement Regarding Forward-Looking Statements

This communication contains statements regarding the proposed acquisition of Global Business Travel Group, Inc. (“Amex GBT” or the “Company”) by certain investment funds affiliated with, or advised by, Long Lake Management (the “Merger”), stockholder approvals for the Merger, any expected timetable for completing the Merger, the expected benefits of the Merger and other statements regarding our financial position, business strategy, and the plans and objectives of management for future operations and full-year guidance. These statements constitute projections, forecasts and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us, including as a result of the proposed merger, will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors: (1) changes to projected financial information or our ability to achieve our anticipated growth rate and execute on industry opportunities; (2) our ability to maintain our existing relationships with clients and suppliers and to compete with existing and new competitors; (3) various conflicts of interest that could arise among us, affiliates and investors; (4) our success in retaining or recruiting, or changes required in, our officers, key employees or directors; (5) factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control; (6) the impact of geopolitical conflicts, including the war in Ukraine, the conflicts in the Middle East, tensions between China and Taiwan and military operations in Venezuela, as well as related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally; (7) the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; (8) the effect of a prolonged or substantial decrease in global travel on the global travel industry; (9) political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in-person business meetings and demand for travel and our services); (10) the effect of legal, tax and regulatory changes; (11) the impact of any future acquisitions including the integration of any acquisition; (12) the decisions of market data providers, indices and individual investors; (13) costs related to, or the inability to recognize the anticipated benefits of our merger with CWT Holdings, LLC ("CWT"); (14) risks related to the business of CWT or unexpected liabilities that arise in connection with the integration of CWT into our business, including our ability to apply our procedures regarding internal controls over financial reporting to CWT; (15) the outcome of any legal proceedings that may be instituted against the Company in connection with our merger with CWT or the proposed Merger; (16) the ability to complete the proposed Merger on the anticipated terms and timing, or at all, including obtaining required regulatory approvals and the satisfaction of other conditions to the completion of the proposed Merger; (17) the risk that disruptions from the proposed Merger (such as the ability of certain customers of Amex GBT to terminate or amend contracts upon a change of control, or to withhold consent to such change of control) will harm Amex GBT’s business, including current plans and operations, during the pendency, and following the completion of, the proposed Merger; (18) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed Merger; (19) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (20) contractual provisions that may impact Amex GBT’s ability to pursue certain business opportunities or strategic transactions during the pendency, and/or following the completion of, the proposed Merger; (21) the occurrence of any event, change, or other circumstance that could give rise to the termination of the proposed Merger, including in circumstances requiring Amex GBT to pay a termination fee to Long Lake; (22) those risks and uncertainties found in Amex GBT’s filings with the SEC, including the risk factors discussed in Amex GBT’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (23) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated below. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

These risks, as well as other risks associated with the Merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the Merger. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements.

Important Additional Information and Where to Find It

In connection with the Merger, the Company plans to file a proxy statement and certain other documents with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders will be able to obtain, free of charge, copies of the proxy statement and other documents that are filed by the Company when filed with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov) and at the Company’s website (https://www.amexglobalbusinesstravel.com). Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company at 666 3rd Avenue, 4th Floor, New York, New York, 10017.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the merger. Additional information regarding the identity of any such participants, and their respective direct and indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC in connection with the Merger. You may obtain free copies of these documents using the sources indicated above.